UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013 (February 15, 2013)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Effective as of February 15, 2013, Robert M. Knight, Jr., Executive Vice President—Finance and Chief Financial Officer of Union Pacific Corporation (the Company), established a prearranged trading plan in accordance with the Company’s guidelines and policies regarding the safe harbor provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Knight’s trading plan is part of an individual long-term asset diversification, tax and financial planning strategy. Subject to certain conditions, the plan contemplates the sale of up to 25,000 shares of Company common stock, which represents approximately 12% of the shares beneficially owned by Mr. Knight as of the date of this report. Following consummation of the sales under the plan, Mr. Knight would continue to own shares in excess of the amounts required under the stock ownership guidelines for executives established by the Company. Any transactions made under the trading plan will be disclosed by Mr. Knight on Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2013

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel